UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

Ubiquity, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55288	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

Ubiquity Broadcasting Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

As a part of the corporate restructuring plan of Ubiquity, Inc (the “Company”), on June 8, 2016, Nick Mitsakos, who is presently Co-Chairman has been appointed as Interim Chief Executive Officer and will remain as Co-Chairman of the Company. Mr. Carmichael who has served the dual roles of CEO and Creative Architect will relinquish the role of CEO and will remain Co-Chairman and will continue to serve as Chief Creative Architect of the Company. Mr. Carmichael’s relinquishing of his role as CEO was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies and practices. The Company expressed appreciation for the services Mr. Carmichael performed as a Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ubiquity, Inc.

Date: June 9, 2016	By:	/s/ Nick Mitsakos
Nick Mitsakos
Interim Chief Executive Officer